EXHIBIT 10.5

AMENDMENT TO THE
AMENDED AND RESTATED
ACXIOM CORPORATION
NON-QUALIFIED DEFERRAL PLAN

WHEREAS, Acxiom Corporation (the “Company”) maintains the Acxiom Corporation Non-Qualified Deferral Plan (the “Plan”), amended and restated effective January 1, 2009;

WHEREAS, the Company wishes to revise the Plan by shortening the vesting schedule for the Matching Contributions to the Plan, effective September 30, 2016; and

WHEREAS, Section 6.3 of the Plan authorizes the Board or an properly authorized committee of the Board to amend the plan from time-to-time;

NOW, THEREFORE, BE IT HEREBY

RESOLVED, that Section 5.1 of the Plan, “Vesting of Account,” is hereby amended and restated in its entirety as follows:

“A Participant’s right to receive payment from the Employer in an amount equal to his Account derived from contributions made under Section 3.1 hereof, plus the Deemed Earnings thereon, shall be one hundred percent (100%) vested and non-forfeitable at all times.

Prior to September 30. 2016, the amount of a Participant’s Account other than that derived from contributions made pursuant to Section 3.1 shall become vested in accordance with the following schedule:

Years of Service With the Employer	Vested Percentage
Less than 2	0%
2	20%
3	40%
4	60%
5	80%
6	100%

Effective September 30, 2016, the amount of a Participant’s Account other than that derived from contributions made pursuant to Section 3.1 shall become vested in accordance with the following schedule:

1

Years of Service With the Employer	Vested Percentage
Less than 1	0%
1	33%
2	66%
3	100%

A Participant’s Years of Service are determined in accordance with the Acxiom Corporation Non-Qualified Matching Contribution Account.

Notwithstanding the foregoing schedule, a Participant’s Account other than that derived from contributions made pursuant to Section 3.1 shall become 100% vested and non-forfeitable upon the earliest occurrence of:

(a)    the Participant’s separation of service from the Employer at or after the first day of the month coincident with or next following the date on which the Participant attains age 65;

(b)    the Participant’s Disability while the Participant is employed by the Employer; or

(c)    the Participant’s death while the Participant is employed by the Employer.

Notwithstanding the provisions of this section, a Participant is accorded no more protection than that of a general, unsecured creditor of the Employer, and all amounts contributed to the Plan by Participants and the Employer remain a part of the general assets of the Employer and subject to the claims of the Employer’s creditors.”

IN WITNESS WHEREOF, the party hereto has executed this amendment as of the date first above written.
ACXIOM CORPORATION

By: /s/ Jerry C. Jones

2